Exhibit 99.1

2300 Orchard Parkway

San Jose, CA 95131-1017

Tel: (408) 433-0910

Fax: (408) 428-7998

For more information contact:

Bill Slater Chief Financial Officer (408) 428-7801 bslater@symmetricom.com	Ellen Brook Stapleton Communications Inc. (650) 470-0200 ellen@stapleton.com

Symmetricom Reports Fiscal Fourth Quarter and FY2005 Results

SAN JOSE, Calif. — August 9, 2005 — Symmetricom, Inc. (NASDAQ:SYMM), a leading worldwide supplier of network synchronization and timing solutions, today reported results for its fourth quarter and fiscal year ended June 30, 2005.

Fiscal fourth quarter revenue was $45.4 million, an increase of $1.6 million, or 3.6 percent, over prior quarter revenue of $43.8 million, and a decrease of $4.3 million, or 8.6 percent, from the same period last year. For the fiscal year ended June 30, 2005, revenue was $189.1 million, an increase of $16.3 million, or 9.4 percent, over the prior fiscal year revenue of $172.8 million. Strong performance in the wireline and government businesses in fiscal 2005 was partially offset by weakness in the wireless OEM business.

Net earnings from continuing operations for the fiscal fourth quarter were $5.9 million, or $0.12 per share on a fully diluted basis, compared with $2.8 million, or $0.06 per share on a fully diluted basis, in the prior quarter. Net earnings for the fiscal fourth quarter of 2005 included a $2.3 million tax benefit from recognition of deferred tax assets related to Puerto Rico operations. In the same period of the prior year, the company reported net earnings from continuing operations of $2.1 million, or $0.05 per share on a fully diluted basis. For the fiscal year ended June 30, 2005, net earnings from continuing operations were $17.8 million, or $0.38 per share on a fully diluted basis, compared with a net loss from continuing operations for the prior fiscal year of $2.3 million, or a loss of $0.05 per share.

Non-GAAP net earnings for the fiscal fourth quarter, which excludes certain items related to non-cash compensation, amortization of acquired intangibles, integration and restructuring charges and unusual and non-recurring items, were $4.2 million, or $0.09 per share on a fully diluted basis. This compares with non-GAAP net earnings in the fourth quarter of fiscal year 2004 of $3.8 million, or $0.08 per share on a fully diluted basis. For the fiscal year ended June 30, 2005, non-GAAP net earnings were $19.1 million, or $0.41 per share on a fully diluted basis, compared with non-GAAP net earnings for the prior fiscal year of $4.4 million, or $0.10 per share on a fully diluted basis.

Symmetricom reports Q4 and fiscal year Results

August 9, 2005

Telecom Solutions Division revenue for the quarter was $30.7 million, an increase of $1.6 million, or 5.4 percent over the prior quarter, and a decrease of $5.5 million, or 15.3 percent over the same period last fiscal year.  The year-over-year revenue decrease was principally due to softness in the wireless business, which declined nearly 50 percent.  Timing, Test & Measurement Division revenue for the quarter was $14.7 million, flat with the prior quarter and up $1.3 million, or 9.6 percent, over the same period last fiscal year.

“Fiscal 2005 was a superb year for Symmetricom, marked by growth in sales, gross margins, profits and cash flow,” said Thomas Steipp, president and CEO of Symmetricom. “Both of our divisions, Telecom Solutions Division (TSD) and Timing, Test and Measurement (TTM), experienced good revenue growth.

“The year was also marked by considerable progress in our efforts to provide new sync equipment for the build-out of next-generation networks. In addition to supporting network modernization at carriers such as CenturyTel, AllTel and MCI, we were awarded RFPs for next-generation equipment by three major wireline carriers in the third quarter. We have now signed two of the contracts, which are important milestones for the build-out of next-generation networks,” said Steipp.

Symmetricom acquired Agilent’s Frequency and Time Standards product line on Aug. 1, 2005. This high-performance cesium business further strengthens the Symmetricom brand and creates additional market opportunities for the Timing, Test and Measurement division.

Other Fiscal Year 2005 Highlights

•                  Increased gross margins from 35.7 percent to 46.8 percent year-to-year

•                  Generated $26.2 million in cash from operations

•                  Completed convertible debt offering for $120 million

•                  Successfully launched new products in both divisions, including Time Provider with new functionality and secure (SAASM) GPS receivers

•                  Added new talent to the management team

•                  Gained traction in emerging markets such as cable and wireless Quality of Service

Outlook for Q1 FY06

Symmetricom expects first quarter FY06 revenue to be between $43 million and $48 million.  The company expects earnings to be between $0.01 and $0.05 per share. This includes an estimated charge, net of tax, of $0.02 for the impact of expensing stock options in compliance with FAS123R. The forecast includes partial quarter revenues from products acquired from Agilent Technologies of approximately $500,000 and a small loss due to the restructuring expenses required to consolidate the product line.

Investor Conference Call

As previously announced, management will hold a conference call to discuss these results today, August 9 at 1:30 p.m. Pacific Time.  Those wishing to join should dial 517-308-9001, passcode “Symmetricom.”  Please reference the conference leader: Thomas Steipp.  A live webcast of the conference call will also be available via the company’s website at www.symmetricom.com or www.vcall.com.

Symmetricom reports Q4 and fiscal year Results

August 9, 2005

A replay of the call will be available for one week.  To access the replay, please dial 402-998-1044.

About Symmetricom Inc.

As a worldwide leader in precise time and frequency products and services, Symmetricom provides “Perfect Timing” to customers around the world, including communications service providers, network equipment manufacturers, U.S. Department of Defense (DOD), aerospace contractors, enterprises, governments and research facilities. Since 1985, the company’s timing, frequency and synchronization solutions have helped define the world’s standards, delivering precision, reliability and efficiency to wireless and wireline networks, instrumentation and testing applications and network time management. Deployed in more than 90 countries, products include atomic clocks, cesium and rubidium standards, VME, crystal oscillators, PCI cards and Global Positioning System (GPS) solutions for instrumentation applications, as well as network time servers for Network Time Protocol (NTP) synchronization and time synchronization solutions.  In 2002, Symmetricom acquired TrueTime and Datum, strengthening its leading position in the world time and frequency markets. Symmetricom is based in San Jose, Calif., with offices worldwide. For more information, visit www.symmetricom.com.

Non-GAAP Information

Certain non-GAAP financial information is included in this press release. In the non-GAAP Statements of Operations, Symmetricom excludes certain items related to non-cash compensation, amortization of acquired intangibles, integration and restructuring charges and unusual and non-recurring items. Symmetricom believes that excluding such items provides investors and management with a representation of the company’s core operating performance and with information useful in assessing our prospects for the future and underlying trends in Symmetricom’s operating performance.  Management uses such non-GAAP information to evaluate financial results and to establish operational goals. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for data prepared in accordance with GAAP.  A reconciliation of the non-GAAP results to the GAAP results is provided in the “Consolidated Statements of Operations (non-GAAP)” schedule provided in the press release.

Safe Harbor

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. These forward-looking statements include statements concerning estimates of future revenue and earnings, potential business from new and future contracts, expectations regarding increased spending by our customers, expectations that our products will be used in the cable industry, expectations that there will be revenue opportunities for Quality of Service products in the wireless industry, as well as the information regarding the usefulness of the non-GAAP financial information.  Symmetricom’s actual results could differ materially from those projected or suggested in these forward-looking statements. Factors that could cause future actual results to differ materially from the results projected in or suggested by such forward-looking statements include: reduced rates of demand for telecommunication products or test and measurement products, our customers’ ability and need to upgrade existing equipment,

Symmetricom reports Q4 and fiscal year Results

August 9, 2005

our ability to negotiate contracts with our customers, our ability to maintain gross margins, timing of orders, cancellation or delay of customer orders, loss of customers, difficulties in manufacturing products to specification or customer volume requirements, challenges in integrating businesses,  customer acceptance of new products,  geopolitical risks such as terrorist acts and the risk factors listed from time to time in Symmetricom’s reports filed with the Securities and Exchange Commission, including the report on Form 10-K for the year ended June 30, 2004 and subsequent Form 10-Q and Form 8-K filings.

Note: Financial schedules attached.

Symmetricom reports Q4 and Fiscal Year Results

August 9, 2005

SYMMETRICOM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Twelve months ended June 30,
	2005	2004	2005	2004

Net revenue	$45,409	$49,668	$189,147	$172,847
Cost of products and services	22,869	28,379	96,720	101,410
Amortization of purchased technology	969	971	3,899	3,911
Integration and restructuring charges	—	221	—	5,862
Gross Profit	21,571	20,097	88,528	61,664
Gross Margin	47.5%	40.5%	46.8%	35.7%
Operating Expenses:
Research and development	4,296	4,172	16,286	16,772
Selling, general and administrative	13,575	12,938	52,439	45,825
Amortization of intangibles	169	219	613	838
Integration and restructuring charges	—	435	—	2,325
Operating income (loss)	3,531	2,333	19,190	(4,096)
Gain on Investment	389	—	389	—
Interest income	778	48	1,533	308
Interest expense	(422)	(137)	(814)	(585)
Earnings (loss) before income taxes	4,276	2,244	20,298	(4,373)
Income tax provision (benefit)	(1,590)	121	2,544	(2,123)
Net earnings (loss) from continuing operations	5,866	2,123	17,754	(2,250)
Gain from discontinued operations, net of tax	—	30	162	13
Net earnings (loss)	$5,866	$2,153	$17,916	$(2,237)

Earnings (loss) per share - basic:
Earnings (loss) from continuing operations	$0.13	$0.05	$0.39	$(0.05)
Gain from discontinued operations	—	—	—	—
Net earnings (loss)	$0.13	$0.05	$0.39	$(0.05)
Weighted average shares outstanding - basic	46,143	44,607	45,532	43,691

Earnings (loss) per share - diluted:
Earnings (loss) from continuing operations	$0.12	$0.05	$0.38	$(0.05)
Gain from discontinued operations	—	—	—	—
Net earnings (loss)	$0.12	$0.05	$0.38	$(0.05)
Weighted average shares outstanding - diluted	47,495	46,047	46,905	43,691

Symmetricom reports Q4 and fiscal year Results

August 9, 2005

SYMMETRICOM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (non-GAAP)

(In thousands, except per share amounts)

(unaudited)

	Three months ended June 30,		Twelve months ended June 30,
	2005	2004	2005	2004

Net revenue	$45,409	$49,668	$189,147	$172,847
Cost of products and services	22,833	28,373	96,629	101,386
Gross Profit	22,576	21,295	92,518	71,461
Gross Margin	49.7%	42.9%	48.9%	41.3%
Operating Expenses:
Research and development	4,296	4,172	16,286	16,772
Selling, general and administrative	13,475	12,875	51,666	45,598
Amortization of intangibles	80	92	257	330
Operating income	4,725	4,156	24,309	8,761
Gain on Investment	—	—	—	—
Interest income	778	48	1,533	308
Interest expense	(422)	(137)	(814)	(585)
Earnings before income taxes	5,081	4,067	25,028	8,484
Income tax provision	848	219	5,978	4,113
Net earnings from continuing operations	4,233	3,848	19,050	4,371
Gain from discontinued operations, net of tax	—	—	—	—
Net earnings	$4,233	$3,848	$19,050	$4,371

Earnings per share - basic:
Earnings from continuing operations	$0.09	$0.09	$0.42	$0.10
Gain from discontinued operations	—	—	—	—
Net earnings	$0.09	$0.09	$0.42	$0.10
Weighted average shares outstanding - basic	46,143	44,607	45,532	43,691

Earnings per share - diluted:
Earnings from continuing operations	$0.09	$0.08	$0.41	$0.10
Gain from discontinued operations	—	—	—	—
Net earnings	$0.09	$0.08	$0.41	$0.10
Weighted average shares outstanding - diluted	47,495	46,047	46,905	45,065

Symmetricom reports Q4 and fiscal year Results

August 9, 2005

Notes to Consolidated Statements of Operations (000’s) Three Months ended June 30

(a)               The above non-GAAP Statements of Operations exclude the effects of the following:

•                  For the three months ended June 30, 2005 and June 30, 2004 the amortization of purchased technology related to the acquisitions of Datum, TrueTime, Telmax and the HP Communications Synchronization Business, which amounted to $969 and $971, respectively (from cost of goods);

•                  For the three months ended June 30, 2005 and June 30, 2004 the amortization of stock based compensation of $425 and $69, respectively;

•                  For the three months ended June 30, 2005 and June 30, 2004 amortization of other intangibles related to the Datum and TrueTime acquisitions of $89 and $127, respectively (from operating expenses);

•                  For the three months ended June 30, 2005, a benefit of expense reductions of $171 for recovery of bad debts due to collection of old Datum receivables and a benefit of $118 for a reserve adjustment for the Datum retirement plan; and

•                  For the three months ended June 30, 2005 a tax benefit of $2,304 for the recognition of deferred tax assets related to Puerto Rico operations.

(b)              The above non-GAAP Statements of Operations assume a quarterly effective income tax rate of 16.7% and 5.4% for the three months ended June 30, 2005 and 2004, respectively.

Notes to Consolidated Statements of Operations (000’s) Twelve Months ended June 30

(c)               The above non-GAAP Statements of Operations exclude the effects of the following:

•                  For the twelve months ended June 30, 2005 and June 30, 2004 the amortization of purchased technology related to the acquisitions of Datum, TrueTime, Telmax and the HP Communications Synchronization Business, which amounted to $3,899 and $3,911, respectively (from cost of goods);

•                  For the twelve months ended June 30, 2004, integration and restructuring charges related to the Datum, TrueTime, Net Monitor and the HP Communications and Synchronization Business acquisitions of $8,187, of which $5,862 was excluded from cost of goods and $2,325 (from operating expenses);

•                  For the twelve months ended June 30, 2005 and June 30, 2004 the amortization of stock based compensation of $2,006 and $251, respectively;

Symmetricom reports Q4 and fiscal year Results

August 9, 2005

•                  For the twelve months ended June 30, 2005 and June 30, 2004 amortization of other intangibles related to the Datum and TrueTime acquisitions of $356 and $508, respectively (from operating expenses);

•                  For the twelve months ended June 30, 2005, a benefit of expense reductions for $656 for recovery of bad debts due to collection of old Datum receivables and an expense reduction of $368 for an adjustment for a reserve for repayment to a bankrupt customer of a collected receivable, and a benefit of $118 for a reserve adjustment for the Datum retirement plan;

•                  For the twelve months ended June 30, 2005 a tax benefit of $2,304 for the recognition deferred tax assets related to Puerto Rico operations; and

•                  For the twelve months ended June 30, 2005 and June 30, 2004 the impact of discontinued operations for the Trusted Time Division of $162 and $30, respectively.

The above non-GAAP Statements of Operations assume a year to date effective income tax rate of 23.9% and 48.5% for the twelve months ended June 30, 2005 and 2004, respectively.

Symmetricom reports Q4 and fiscal year Results

August 9, 2005

SYMMETRICOM, INC.

Impact of Non-GAAP Adjustments on Net Income

(In thousands, except per share amounts)

(unaudited)

	Three months ended June 30, 2005
	GAAP	Adjustments		Non-GAAP

Net revenue	$45,409	$—		$45,409
Cost of products and services	22,869	(36	)(a)	22,833
Amortization of purchased technology	969	(969	)(b)	—
Gross Profit	21,571	1,005		22,576
Operating Expenses:
Research and development	4,296	—		4,296
Selling, general and administrative	13,575	(100	)(c)	13,475
Amortization of intangibles	169	(89	)(d)	80
Operating income	3,531	1,194		4,725
Gain on Investment	389	(389	)(e)	—
Interest income	778	—		778
Interest expense	(422)	—		(422)
Earnings before income taxes	4,276	805		5,081
Income tax provision (benefit)	(1,590)	2,438	(f)	848
Net earnings from continuing operations	5,866	(1,633)		4,233
Gain from discontinued operations, net of tax	—	—		—
Net earnings from continuing operations	$5,866	$(1,633)		$4,233

Earnings per share - basic:
Net earnings	$0.13			$0.09
Weighted average shares outstanding - basic	46,143			46,143

Earnings per share - diluted:
Net earnings	$0.12			$0.09
Weighted average shares outstanding - diluted	47,495			47,495

(a)          The adjustment represents the amortization of stock based compensation included in cost of goods.

(b)         The adjustment represents the amortization of purchased technology related to acquisitions of Datum, TrueTime, Telmax and the HP Communications and Synchronization Business.

(c)          The adjustment is net of an expense of ($389) for stock based compensation, offset by an expense reduction of $171 for bad debts due to the collection of old Datum receivables that were fully reserved and a benefit of $118 for a reserve adjustment for the retirement plan acquired from the Datum acquisition.

(d)         The adjustment represents the amortization of other intangibles related to acquisitions of Datum, TrueTime, Net Monitor and the HP Communications and Synchronization Business.

(e)          The adjustment is for $389 for sale of investment in Sarantel previously written off as impaired.

(f)            This adjustment is the tax benefit of $2,304 from recognition of deferred tax assets related to Puerto Rico operations.  The balance of $134 is the tax impact of the above adjustments using a quarterly tax rate of 16.7% (excluding the Puerto Rico tax benefit).

Symmetricom reports Q4 and fiscal year Results

August 9, 2005

SYMMETRICOM, INC.

Impact of Non-GAAP Adjustments on Net Income

(In thousands, except per share amounts)

(unaudited)

	Twelve months ended June 30, 2005
	GAAP	Adjustments		Non-GAAP

Net revenue	$189,147	$—		$189,147
Cost of products and services	96,720	(91	)(a)	96,629
Amortization of purchased technology	3,899	(3,899	)(b)	—
Gross Profit	88,528	3,990		92,518
Operating Expenses:
Research and development	16,286	—		16,286
Selling, general and administrative	52,439	(773	)(c)	51,666
Amortization of intangibles	613	(356	)(d)	257
Operating income	19,190	5,119		24,309
Gain on Investment	389	(389	)(e)	—
Interest income	1,533	—		1,533
Interest expense	(814)	—		(814)
Earnings before income taxes	20,298	4,730		25,028
Income tax provision	2,544	3,434	(f)	5,978
Net earnings from continuing operations	17,754	1,296		19,050
Gain from discontinued operations, net of tax	162	(162	)(g)	—
Net earnings	$17,916	$1,134		$19,050

Earnings per share - basic:
Net earnings	$0.39			$0.42
Weighted average shares outstanding - basic	45,532			45,532

Earnings per share - diluted:
Net earnings	$0.38			$0.41
Weighted average shares outstanding - diluted	46,905			46,905

(a)          The adjustment represents the amortization of stock based compensation.

(b)         The adjustment represents the amortization of purchased technology related to acquisitions of Datum, TrueTime, Telmax and the HP Communications and Synchronization Business.

(c)          The adjustment is net of an expense of ($1,915) for stock based compensation, an expense reduction of $656 for bad debts due to the collection of old Datum receivables that were fully reserved, an expense reduction of $368 due to an adjustment for a reserve for a repayment to a bankrupt customer of a collected receivable and $118 benefit for a reserve adjustment for the retirement plan acquired from the Datum acquisition.

(d)         The adjustment represents the amortization of other intangibles related to acquisitions of Datum, TrueTime, Net Monitor and the HP Communications and Synchronization Business.

(e)          The adjustment is for $389 for sale of investment in Sarantel previously written off as impaired.

(f)            This adjustment is the tax benefit of $2,304 from recognition of deferred tax asssets related to Puerto Rico operations.  The balance of $1,130 is the tax impact of the above adjustments using an annual tax rate of 23.9% (excluding the Puerto Rico tax benefit).

(g)         Eliminate the impact of discontinued operations.

Symmetricom reports Q4 and fiscal year Results

August 9, 2005

SYMMETRICOM, INC.

Impact of Non-GAAP Adjustments on Net Income

(In thousands, except per share amounts)

(unaudited)

	Three months ended June 30, 2004
	GAAP	Adjustments		Non-GAAP

Net revenue	$49,668	$—		$49,668
Cost of products and services	28,379	(6	)(a)	28,373
Amortization of purchased technology	971	(971	)(b)	—
Integration and restructuring charges	221	(221	)(c)	—
Gross Profit	20,097	1,198		21,295
Operating Expenses:
Research and development	4,172	—		4,172
Selling, general and administrative	12,938	(63	)(a)	12,875
Amortization of intangibles	219	(127	)(d)	92
Integration and restructuring charges	435	(435	)(c)	—
Operating income	2,333	1,823		4,156
Interest income	48	—		48
Interest expense	(137)	—		(137)
Earnings before income taxes	2,244	1,823		4,067
Income tax provision	121	98	(e)	219
Net earnings from continuing operations	2,123	1,725		3,848
Gain from discontinued operations, net of tax	30	(30	)(f)	—
Net earnings	$2,153	$1,695		$3,848

Earnings per share - basic:
Earnings from continuing operations	$0.05			$0.09
Gain from discontinued operations	—			—
Net earnings	$0.05			$0.09
Weighted average shares outstanding - basic	44,607			44,607

Earnings per share - diluted:
Earnings from continuing operations	$0.05			$0.08
Gain from discontinued operations	—			—
Net earnings	$0.05			$0.08
Weighted average shares outstanding - diluted	46,047			46,047

(a)          The adjustment represents the amortization of stock based compensation.

(b)         The adjustment represents the amortization of purchased technology related to acquisitions of Datum, TrueTime, Telmax and the HP Communications and Synchronization Business.

(c)          The adjustment represents integration and restructuring charges related primarily to the Datum and TrueTime acquisitions.

(d)         The adjustment represents the amortization of other intangibles related to acquisitions of Datum, TrueTime, Net Monitor and the HP Communications and Synchronization Business.

(e)          This adjustment is the tax impact of the above adjustments using the Q4 fiscal 2004  effective tax rate of 5.4%

(f)            Eliminate the impact of discontinued operations.

Symmetricom reports Q4 and fiscal year Results

August 9, 2005

SYMMETRICOM, INC.

Impact of Non-GAAP Adjustments on Net Income

(In thousands, except per share amounts)

(unaudited)

	Twelve months ended June 30, 2004
	GAAP	Adjustments		Non-GAAP

Net revenue	$172,847	$—		$172,847
Cost of products and services	101,410	(24	)(a)	101,386
Amortization of purchased technology	3,911	(3,911	)(b)	—
Integration and restructuring charges	5,862	(5,862	)(c)	—
Gross Profit	61,664	9,797		71,461
Operating Expenses:
Research and development	16,772	—		16,772
Selling, general and administrative	45,825	(227	)(a)	45,598
Amortization of intangibles	838	(508	)(d)	330
Integration and restructuring charges	2,325	(2,325	)(c)	—
Operating income (loss)	(4,096)	12,857		8,761
Interest income	308	—		308
Interest expense	(585)	—		(585)
Earnings (loss) before income taxes	(4,373)	12,857		8,484
Income tax provision (benefit)	(2,123)	6,236	(e)	4,113
Net earnings (loss) from continuing operations	(2,250)	6,621		4,371
Gain from discontinued operations, net of tax	13	(13	)(f)	—
Net earnings (loss)	$(2,237)	$6,608		$4,371

Earnings (loss) per share - basic:
Earnings (loss) from continuing operations	$(0.05)			$0.10
Gain from discontinued operations	—			—
Net earnings (loss)	$(0.05)			$0.10
Weighted average shares outstanding - basic	43,691			43,691

Earnings (loss) per share - diluted:
Earnings (loss) from continuing operations	$(0.05)			$0.10
Gain from discontinued operations	—			—
Net earnings (loss)	$(0.05)			$0.10
Weighted average shares outstanding - diluted	43,691			45,065

(a)          The adjustment represents the amortization of stock based compensation.

(b)         The adjustment represents the amortization of purchased technology related to acquisitions of Datum, TrueTime, Telmax and the HP Communications and Synchronization Business.

(c)          The adjustment represents integration and restructuring charges related primarily to the Datum and TrueTime acquisitions.

(d)         The adjustment represents the amortization of other intangibles related to acquisitions of Datum, TrueTime, Net Monitor and the HP Communications and Synchronization Business.

(e)          This adjustment is the tax impact of the above adjustments using the fiscal 2004 year to date effective tax rate of 48.5%.

(f)            Eliminate the impact of discontinued operations.

Symmetricom reports Q4 and fiscal year Results

August 9, 2005

SYMMETRICOM, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	June 30, 2005	June 30, 2004

ASSETS
Current assets:
Cash and cash equivalents	$105,635	$34,213
Short-term investments	89,514	13,398
Accounts receivable, net	29,049	28,941
Inventories, net	26,698	27,877
Prepaids and other current assets	10,827	9,720
Total current assets	261,723	114,149
Property, plant and equipment, net	23,063	27,936
Goodwill, net	49,248	49,248
Other intangible assets, net	10,272	14,665
Deferred taxes and other assets	47,365	41,092
Note receivable from employee	500	500
Total assets	$392,171	$247,590

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,684	$15,372
Accrued compensation	9,062	9,661
Accrued warranty	3,338	3,194
Other accrued liabilities	12,416	12,506
Current maturities of long-term obligations	1,110	1,128
Total current liabilities	38,610	41,861
Long-term obligations	126,967	8,827
Deferred income taxes	419	418
Total liabilities	165,996	51,106
Stockholders’ equity:
Common stock	184,292	174,293
Stockholder note receivable	—	(555)
Accumulated other comprehensive gain (loss)	100	(1)
Deferred stock-based compensation	—	(1,120)
Retained earnings	41,783	23,867
Total stockholders’ equity	226,175	196,484
Total liabilities and stockholders’ equity	$392,171	$247,590